                                                    Registration No. 333-______
===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                 FUEL TECH, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                 PENDING APPLICATION
(State or other jurisdiction               (I.R.S. Employer Identification No.)
      of incorporation)

                               512 KINGSLAND DRIVE
                                   BATAVIA, IL
                    (Address of Principal Executive Offices)
                                      60510
                                   (Zip Code)

                      1993 INCENTIVE PLAN OF FUEL-TECH N.V.
                            (Full title of the plan)

                            CHARLES W. GRINNELL, ESQ.
                                 FUEL TECH, INC.
                               512 KINGSLAND DRIVE
                                BATAVIA, IL 60510
                     (Name and address of agent for service)

                                  630-845-4437
          (Telephone number, including area code of agent for service)

                               ------------------

                                   Copies to:

                             ERNEST M. LORIMER, ESQ.
                            FINN DIXON & HERLING LLP
                          177 BROAD STREET, 15TH FLOOR
                           STAMFORD, CONNECTICUT 06901
                                 (203) 325-5000
                              (203) 325-5001 (fax)

                         CALCULATION OF REGISTRATION FEE

--------------------------------- ----------------- ------------------- -----------------   ----------------
                                                      Proposed Maximum    Proposed Maximum
     Title of Each Class of          Amount to be    Offering Price Per  Aggregate Offering    Amount of
  Securities To Be Registered       Registered (1)        Share (2)         Price (2)       Registration Fee
--------------------------------- ----------------- ------------------- -----------------   ----------------
Common Stock, $0.01 par value         4,843,430          $14.285           $69,188,397.55       $7,403.16
per share
--------------------------------- ----------------- ----------------------- ----------------------- ------------------

================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement includes an indeterminate number of shares of Common Stock that may be offered or sold pursuant to the employee benefit plan(s) described herein.

(2) In accordance with Rule 457(h)(1) of the Securities Act of 1933, as amended, based upon the following shares and exercise prices: 4,843,430; at $14.285, estimated solely for the purpose of calculating the registration fee, based on the average of the high and low sales prices of the Common Stock on the Nasdaq Stock Market on September 25, 2006, in accordance with Rule 457(f)(1) of the Securities Act of 1933, as amended.

                                EXPLANATORY NOTE

         This Post Effective Amendment to the Registration Statement on Form S-8 (File No. 333-36390) filed on May 5, 2000 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission"), is being filed pursuant to Rule 414 of the Securities Act of 1933, as amended (the "Securities Act"), to reflect the change in the place of incorporation of Fuel-Tech N.V. from the Netherlands Antilles to the State of Delaware on September 30, 2006. In accordance with Rule 414 of the Securities Act, Fuel Tech, Inc., a Delaware corporation (the "Registrant"), as the successor issuer, hereby expressly adopts the Registration Statement, as well as the 1993 Incentive Plan of Fuel-Tech N.V., a Netherlands Antilles limited liability company (the "Plan"), which relates to such Registration Statement, as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*


------------
* The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this registration statement in accordance with the Explanatory Note to Part I of this registration statement.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents originally filed with the Commission by Fuel-Tech N.V. are incorporated herein by reference:

         (a) Fuel-Tech N.V.'s Annual Report on Form 10-K for the year ended December 31, 2005;

         (b) Fuel-Tech N.V.'s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006;

         (c) Fuel-Tech N.V.'s Current Reports on Form 8-K, dated February 28, 2006, April 5, 2006, August 4, 2006 and August 15, 2006;

         (d)      Fuel-Tech N.V.'s Proxy Statement dated April 21, 2006;

         (e) Fuel-Tech N.V.'s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006; and

         (f) The description of the Registrant's common stock contained in Amendment No. 1 to the Registrant's Registration Statement on Form 8-A, filed on October 2, 2006.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 of 15(d) of the Exchange Act after the date hereof and prior to the filing of the post-effective amendment that indicates that all securities offered under this registration statement have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Charles W. Grinnell, Esq. is furnishing an opinion required for this registration statement as to the legality of the securities to be issued under the Plan. Mr. Grinnell is an officer, director and employee of the Registrant and has 50,000 outstanding options to purchase shares of Common Stock of the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys' fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         Fuel Tech Inc.'s certificate of incorporation provides that no director of Fuel Tech, Inc. shall be liable to Fuel Tech, Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by law.

         Fuel Tech, Inc.'s certificate of incorporation also provides that Fuel Tech, Inc. shall indemnify to the fullest extent permitted by Delaware law any and all of its directors and officers, or former directors and officers, or any person who may have served at Fuel Tech, Inc.'s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         The following exhibits are filed as part of this registration statement:

 NUMBER             DESCRIPTION
-------------------------------------------------------------------------------
 4.1 The 1993 Incentive Plan of Fuel-Tech N.V., as amended through June 3, 2004 and the 2006 Forms of Option Agreements of Fuel Tech, Inc.
 5.1         Opinion of Charles W. Grinnell, Esq.
 23.1        Consent of Charles W. Grinnell, Esq. (included in Exhibit 5.1)
 23.2        Consent of Ernst & Young LLP
 24.1        Power of Attorney (included on signature page)

---------------

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Act that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the General Corporation Law of the State of Delaware, Fuel Tech, Inc.'s Certificate of Incorporation and By-Laws, as amended, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in such Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 2nd day of October, 2006.

                                     FUEL TECH, INC.

                                     By: /s Ralph E. Bailey
                                         -------------------------------
                                     Name: Ralph E. Bailey
                                     Title: Executive Chairman and Director

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Ralph E. Bailey, Charles W. Grinnell and Vincent J. Arnone, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1934, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed



        Signature                                     Title                                         Date
-------------------------         -----------------------------------------------------      -------------------
   /s/ Ralph E. Bailey
------------------------
     Ralph E. Bailey                         Executive Chairman and Director                  October 2, 2006

 /s/ John F. Norris, Jr.             President, Chief Executive Officer and Director          October 2, 2006
 -----------------------                      (Principal Executive Officer)
   John F. Norris, Jr.

  /s/ Vincent J. Arnone           Chief Financial Officer, Vice President and Treasurer       October 2, 2006
  ---------------------               (Principal Financial and Accounting Officer)
    Vincent J. Arnone

  /s/ Douglas G. Bailey
------------------------
    Douglas G. Bailey                               Managing Director                         October 2, 2006

    /s/ Thomas J. Shaw
------------------------
      Thomas J. Shaw                                Managing Director                         October 2, 2006

   /s/ Miguel Espinosa
------------------------
     Miguel Espinosa                                Managing Director                         October 2, 2006

  /s/ Samer S. Khanachet
------------------------
    Samer S. Khanachet                              Managing Director                         October 2, 2006

    /s/ John D. Morrow
------------------------
      John D. Morrow                                Managing Director                         October 2, 2006

   /s/ Thomas L. Jones
------------------------
     Thomas L. Jones                                Managing Director                         October 2, 2006

 /s/ Charles W. Grinnell         Managing Director, Vice President, General Counsel and       October 2, 2006
 -----------------------                           Corporate Secretary
   Charles W. Grinnell
